EXHIBIT 10.12

AMENDMENT NO. 1 TO

INCORPORATOR’S STOCK OPTION AGREEMENT

BY AND BETWEEN

FINANCIAL INVESTORS OF THE SOUTH, INC.

AND

W. DAN PUCKETT

THIS AMENDMENT NO. 1 to Incorporator’s Stock Option Agreement, dated as of the              day of March, 2003, by and between Financial Investors of the South, Inc., a Delaware corporation (“FIS”), and W. Dan Puckett (“Optionholder”).

W I T N E S S E T H     T H A T:

WHEREAS, FIS and Optionholder are parties to that certain Incorporator’s Stock Option Agreement dated January 15, 1992 (the “Stock Option Agreement”); and

WHEREAS, FIS and Optionholder desire to amend the Stock Option Agreement as set forth herein in order to extend the termination date of Optionholder’s right to exercise his option rights under the Stock Option Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the parties agree as follows:

1.	Capitalized terms used herein, but not defined, shall have the meaning assigned to them in the Stock Option Agreement.

2.	Section 1 of the Stock Option Agreement shall be amended as follows:

“1. Exercise of Options. The options evidenced hereby may be exercised by the option holder hereof, in whole or in part, at any time, and from time to time, on or before 5:00 p.m., Central Time, on January 15, 2006 by the surrender of this agreement, duly endorsed (unless endorsement is waived by the company), with the form of exercise at the end hereof duly executed by such option holder, at the principal office of the company (or at such other office or agency of the company as it may designate by notice in writing to the option holder hereof at such option holder’s last address appearing on the books of the company) and upon payment to the company by certified or official bank check or checks payable to the order of the company of the purchase price of the common shares purchased. The company agrees that the common shares so purchased shall be deemed to be issued to the option holder hereof on the date on which this agreement shall have been surrendered and payment made for such common shares as aforesaid; provided, however, that no such surrender and payment on any date when the stock transfer books of the company shall be closed shall be effective to constitute the person entitled to receive such common shares as the record holder thereof on such date, but such surrender and payment shall be effective to constitute the person entitled to receive such common shares as the record holder thereof for all purposes immediately after the opening of business on the next succeeding day on which such stock transfer books are open. The certificate(s) for such common shares shall be delivered to the option holder within a reasonable time after options evidenced hereby shall have been so exercised and a new incorporator’s stock option agreement, in substantially the form hereof, evidencing the number of options, if any, remaining unexercised shall also be issued to the option holder within such time unless such options shall have expired. The right to exercise the options represented hereby shall expire at 5:00 p.m., Central Time, on January 15, 2006. This agreement shall terminate at the time of expiration and shares covered hereby shall be released to the company.”

        3.       Except as provided herein, the terms of the Stock Option Agreement, as modified by this Amendment, shall remain otherwise unchanged, and continue in full force and effect.

        4.       This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered, and the respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Amendment to be dated as of the date and year first above written.

FINANCIAL INVESTORS OF THE SOUTH, INC.

By	TERRENCE Y. DEWITT

Its	Secretary and Chief Financial Officer

W. DAN PUCKETT
W. DAN PUCKETT

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